EXHIBIT 11
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                                   WEINGARTEN REALTY INVESTORS
                            COMPUTATION OF EARNINGS PER COMMON SHARE
                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                             Three Months Ended Nine Months Ended
                                                                 September 30,     September 30,

                                                               1997     1996     1997     1996
                                                              -------  -------  -------  -------
SIMPLE EARNINGS PER SHARE:
     Weighted Average Common Shares Outstanding. . . . . . .   26,652   26,554   26,631   26,548
                                                              =======  =======  =======  =======
         Simple Earnings Per Share . . . . . . . . . . . . .  $   .61  $   .61  $  1.57  $  1.57
                                                              =======  =======  =======  =======

PRIMARY EARNINGS PER SHARE (NOTE A):
     Weighted Average Common Shares Outstanding. . . . . . .   26,652   26,554   26,631   26,548
     Shares Issuable from Assumed Conversion of
         Common Share Options Granted and Outstanding. . . .      129       68      141       39
                                                              -------  -------  -------  -------
     Weighted Average Common Shares Outstanding, as Adjusted   26,781   26,622   26,772   26,587
                                                              =======  =======  =======  =======
         Primary Earnings Per Share. . . . . . . . . . . . .  $   .60  $   .61  $  1.56  $  1.57
                                                              =======  =======  =======  =======

FULLY DILUTED EARNINGS PER SHARE (NOTE A):
     Weighted Average Common Shares Outstanding. . . . . . .   26,652   26,554   26,631   26,548
     Shares Issuable from Assumed Conversion of
         Common Share Options Granted and Outstanding. . . .      129       68      141       61
                                                              -------  -------  -------  -------
     Weighted Average Common Shares Outstanding, as Adjusted   26,781   26,622   26,772   26,609
                                                              =======  =======  =======  =======
         Fully Diluted Earnings Per Share. . . . . . . . . .  $   .60  $   .61  $  1.56  $  1.57
                                                              =======  =======  =======  =======

EARNINGS FOR SIMPLE, PRIMARY AND FULLY
     DILUTED COMPUTATION:

     Earnings. . . . . . . . . . . . . . . . . . . . . . . .  $16,177  $16,325  $41,708  $41,860
                                                              =======  =======  =======  =======

    Note A:    This calculation is submitted in accordance with Regulation S-K item 601(b)(11)
               although  not  required  by  footnote  2  to  paragraph 14 of APB Opinion No. 15 because  it  results  in dilution  of  less  than  3%.



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